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[PRICE WATERHOUSE LOGO]


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 27, 1996 appearing on page 29 of Dresser Industries, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1996.

/s/  Price Waterhouse LLP

PRICE WATERHOUSE LLP
Dallas, Texas
November 21, 1997